                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM T-1
                          ---------------------------
                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                Check if an Application to Determine Eligibility
                   of a Trustee Pursuant to Section 305(b)(2)
                      STATE STREET BANK AND TRUST COMPANY
              (Exact name of trustee as specified in its charter)

               MASSACHUSETTS                                  04-1867445
     (Jurisdiction of incorporation or           (I.R.S. Employer Identification No.)
                organization
        if not a U.S. national bank)

                225 FRANKLIN STREET, BOSTON, MASSACHUSETTS 02110
              (Address of principal executive offices) (Zip Code)
  MAUREEN SCANNELL BATEMAN, ESQ. EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                225 Franklin Street, Boston, Massachusetts 02110
                                 (617) 654-3253
           (Name, address and telephone number of agent for service)

PTC INTERNATIONAL                          PTC INTERNATIONAL                     POLSKA TELEFONIA
FINANCE U.S.A.                             FINANCE (HOLDING) B.V.                CYFROWA SP. Z O.O.
(Exact name of Registrant as
specified in its charter)
LUXEMBOURG                                 THE NETHERLANDS                       POLAND
(State or other jurisdiction of
incorporation or organization)
NOT APPLICABLE                             NOT APPLICABLE                        NOT APPLICABLE
(I.R.S. Employer Identification No.)
41 AVENUE DE LA GARE                       STRAWINSKYLAAN 3705                   AL JEROZOLIMSKIE 181
L-1611 Luxembourg                          1077 ZX Amsterdam                     02-222 Warsaw
011 353 485 0501                           011 31 406 4444                       011 48 22 573 6000

             $150,000,000 U.S. DOLLARS 11 1/4% SENIOR SUBORDINATED
                     GUARANTEED NOTES DUE DECEMBER 1, 2009
                        (Title of Indenture securities)

                                    GENERAL

ITEM 1.  GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

       Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

       Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

     (b)   Whether it is authorized to exercise corporate trust powers.

       Trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

       The obligor is not an affiliate of the trustee or of its parent, State Steel Corporation.

       (See note on page 2.)

ITEM 3.  THROUGH TO ITEM 15. NOT APPLICABLE.

ITEM 16. LIST OF EXHIBITS.

     List below all exhibits filed as part of this statement of eligibility.

     1. A copy of the articles of association of the trustee as now in effect.

       A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

       A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

       A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

       A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

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

     5. A copy of each indenture referred to in Item 4, if the obligor is in default.

       Not applicable.

     6.    The consent of United States institutional trustees required by
           Section 321(b) of the Act.

       The consents of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

                                     NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item . of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 18(th) day of February, 2000.

                                          STATE STREET BANK AND TRUST COMPANY

                                          By:  /s/ SUSAN C. MERKER
                                               Susan C. Merker
                                               Vice President

                                   EXHIBIT 6

                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by PTC International Finance II S.A., PTC International Finance (Holding) B.V., and Polska Telefonia Cyfrowa Sp. z o.o. of its $150,000,000 U.S. Dollars 11 1/4% Senior Subordinated Guaranteed Notes Due December 1, 2009 we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          STATE STREET BANK AND TRUST COMPANY

                                          By: /s/ SUSAN C. MERKER
                                            ------------------------------------
                                              Susan C. Merker
                                              Vice President

February 18, 2000

                                   EXHIBIT 7

     Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).

                                                                THOUSANDS OF
                                                                  DOLLARS
                                                                ------------
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin........      1,510,845
  Interest-bearing balances.................................     14,076,224
Securities..................................................     14,318,348
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge
  subsidiary................................................      8,365,790
Loans and lease financing receivables:
  Loans and leases, net of unearned income..................      7,916,057
  Allowance for loan and lease losses.......................         92,091
  Allocated transfer risk reserve...........................              0
  Loans and leases, net of unearned income and allowances...      7,833,066
Assets held in trading accounts.............................      1,739,144
Premises and fixed assets...................................        531,098
Other real estate owned.....................................              0
Investments in unconsolidated subsidiaries..................            603
Customers' liability to this bank on acceptance
  outstanding...............................................        125,222
Intangible assets...........................................        236,931
Other assets................................................      1,468,218
                                                                -----------
Total assets................................................     50,196,389
                                                                ===========
LIABILITIES
Deposits:
  In domestic offices.......................................     10,235,475
     Noninterest-bearing....................................      7,515,809
     Interest-bearing.......................................      2,719,666
  In foreign offices and Edge subsidiary....................     21,827,096
     Noninterest-bearing....................................         47,540
     Interest-bearing.......................................     21,779,556
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge subsidiary...........................................     11,976,613
Demand notes issued to the U.S. Treasury....................        431,057
  Trading liabilities.......................................      1,250,459
Other borrowed money........................................        180,568
Subordinated notes and debentures...........................              0
Bank's liability on acceptances executed and outstanding....        125,222
Other liabilities...........................................      1,313,563
Total liabilities...........................................     47,340,053
                                                                ===========
EQUITY CAPITAL
Perpetual preferred stock and related surplus...............              0
Common stock................................................         29,931
Surplus.....................................................        492,756
Undivided profits and capital reserves/Net unrealized
  holding gains (losses)....................................      2,373,416
  Net unrealized holding gains (losses) on
     available-for-sale securities..........................        (35,467)
Cumulative foreign currency translation adjustments.........         (4,300)
Total equity capital........................................      2,856,336
                                                                -----------
Total liabilities and equity capital........................     50,196,389
                                                                ===========

I, Rex S. Schuetta, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                          Rex S. Schuetta

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                          David A. Spina
                                          Marshall N. Carter
                                          Truman S. Casner